EXHIBIT 99.2

Lightbridge Selected for U.S. Department of Energy Launch Pad INL Program to Advance Commercialization of Lightbridge Fuel™

Provides an Accelerated Pathway toward DOE Authorization to Manufacture Lead Test Assemblies of Lightbridge Fuel for Operation in Commercial Power Reactors

RESTON, Va., Aug. 31, 2026 (GLOBE NEWSWIRE) – Lightbridge Corporation (“Lightbridge” or the “Company”) (Nasdaq: LTBR), an advanced nuclear fuel technology company, today announced that it has been selected to participate in the Nuclear Energy Launch Pad INL, administered by the U.S. Department of Energy’s (“DOE”) National Reactor Innovation Center (“NRIC”) at Idaho National Laboratory (“INL”). Selection provides an accelerated pathway toward DOE authorization for Lightbridge to design, build, and operate a dedicated facility at INL to manufacture Lead Test Assemblies (“LTAs”) of Lightbridge Fuel — the Company’s proprietary metallic nuclear fuel — for testing in U.S. commercial power reactors. LTAs represent the final fuel qualification stage between reactor testing and commercial fuel sales. Lightbridge now has an accelerated pathway to establishing manufacturing capability for producing LTAs.

The selection marks the most significant advance to date in Lightbridge’s path from fuel testing to commercial deployment. By establishing a dedicated manufacturing facility under DOE authorization, the Company expects to significantly shorten the timeline for producing LTAs for operation in a commercial U.S. reactor.

“This is the most important step we have taken toward putting Lightbridge Fuel into commercial reactors, and it changes how investors should understand our timeline,” said Seth Grae, Chairman and Chief Executive Officer of Lightbridge. “A DOE-authorized facility will let us manufacture full-scale Lightbridge Fuel assemblies that nuclear utilities will run in their plants, and can produce them years sooner than a conventional facility licensing path would allow. We have been working with a major engineering, procurement, and construction (“EPC”) firm in preparation for the start of construction of the Special High-assay low-enriched uranium (HALEU) Extrusion Demonstration (SHED) facility as soon as next year. Our goal is for Lightbridge Fuel to become the standard fuel that produces most of the world’s nuclear energy, and this is where that path begins.”

Launch Pad is a DOE initiative supporting the Trump administration’s goal of widescale nuclear energy expansion through streamlined pathways for developers to demonstrate and accelerate commercial deployment. Facilities developed under the program are privately financed. Lightbridge continues to develop detailed cost estimates for SHED, and based on preliminary estimates, the anticipated cost to construct, operate, and decommission SHED can be funded from the Company’s current cash and financial resources.

“Operating under DOE authorization will allow us to begin building and demonstrating our manufacturing process on an accelerated schedule,” said Dr. Andrey Mushakov, Executive Vice President and Chief Operating Officer of Lightbridge. “We will prove out our equipment, processes, and quality systems at production scale, and carry that knowledge directly into our future commercial-scale manufacturing facility. Each step de-risks the next.”

The facility advances a staged commercialization strategy. Lightbridge is currently irradiating fuel material samples in the Advanced Test Reactor at INL, with post-irradiation examination for the initial batch of irradiated samples discharged in May 2026 expected to begin later this year. The SHED facility would manufacture the Company’s first LTAs for insertion in commercial reactors and is intended to serve as a precursor to commercial-scale fuel fabrication. In parallel, the Company is working with a major EPC firm on evaluating potential sites and conducting a conceptual design for the Lightbridge Expandable Fuel Facility (“LEFF”), a larger, commercial-scale fuel fabrication facility designed to be licensed by the U.S. Nuclear Regulatory Commission and to begin production initially at a throughput of a few batch reloads per year and later expand it to many batch reloads per year, with the potential for additional facilities, including regional facilities serving international markets.

Lightbridge Fuel is designed to increase the power output of an existing reactor by up to 10% with no change to the plant's steam generators, and by up to 20% for plants that move to a high-capacity steam generator. New-build reactors equipped with higher-capacity steam generators could see an increase of roughly one-third, while enhancing safety margins and reducing the levelized cost of electricity. These gains are designed to flow through to utilities and, ultimately, to the ratepayers they serve, at a time when the cost and availability of electricity have become pressing national priorities. With energy demand accelerating, driven by artificial intelligence, data centers, and expanded electrification, Lightbridge believes increasing the power output of existing reactors is among the fastest and most capital-efficient ways to add reliable, carbon-free generation to the grid.

Over the next several quarters, Lightbridge expects to provide more detail, including the results of post-irradiation examination of the fuel samples produced with INL, progress on the SHED design and site work, site selection for LEFF, and the cost, timeline, and economic assumptions that analysts need to model both facilities, including our expectations for the value our fuel creates for utilities through higher capacity factors, increased power output, and enhanced safety.

About Lightbridge Corporation

Lightbridge Corporation (Nasdaq: LTBR) is focused on developing advanced nuclear fuel technology essential to delivering abundant, zero-emission, clean energy and providing energy security to the world. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for existing light-water and pressurized heavy-water reactors, significantly enhancing reactor safety, economics, and proliferation resistance. The Company is also developing Lightbridge Fuel for new small modular reactors to deliver the same benefits, when combined with load-following with renewables, on a zero-carbon electric grid.

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Lightbridge has entered into two long-term framework agreements with Battelle Energy Alliance, LLC, the United States Department of Energy’s operating contractor for Idaho National Laboratory, the United States’ lead nuclear energy research and development laboratory. DOE’s Gateway for Accelerated Innovation in Nuclear program has twice awarded Lightbridge to support the development of Lightbridge Fuel over the past several years. An extensive worldwide patent portfolio backs Lightbridge’s innovative fuel technology. Lightbridge is included in the Russell 2000®, Russell 3000®, and Solactive Global Uranium & Nuclear Components Total Return Indexes. For more information, please visit www.ltbridge.com.

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About Idaho National Laboratory

Battelle Energy Alliance manages INL for the U.S. Department of Energy’s Office of Nuclear Energy. INL is the nation’s center for nuclear energy research and development, and also performs research in each of DOE’s strategic goal areas: energy, national security, science and the environment. For more information, visit www.inl.gov. Follow us on social media: Facebook, Instagram, LinkedIn and X.

Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: Lightbridge’s ability to commercialize its nuclear fuel technology, including risks related to the design and testing of nuclear fuel incorporating its technology and the degree of market adoption of Lightbridge’s product and service offerings; dependence on strategic partners; any adverse changes to Lightbridge’s agreements or relationship with the U.S. government and its national laboratories; Lightbridge’s ability to fund its future operations, including general corporate overhead and outside research and development expenses, and continue as a going concern; the future market and demand for Lightbridge’s fuel for nuclear reactors and its ability to attract customers; Lightbridge’s ability to manage the business effectively in a rapidly evolving market; Lightbridge’s ability to employ and retain qualified employees and consultants that have experience in the nuclear industry; competition and competitive factors in the markets in which Lightbridge competes, including from accident-tolerant fuels; access to and availability of nuclear test reactors and the risks associated with unexpected changes in Lightbridge’s nuclear fuel development timeline; access to and availability of adequate resources and manufacturing capabilities at national laboratories that affect our nuclear fuel development timeline and project costs; the impact that Launch Pad INL will have on Lightbridge’s nuclear fuel development timeline; Lightbridge’s ability to deploy and operate a dedicated nuclear fuel fabrication facility; the increased costs associated with metallization of Lightbridge’s nuclear fuel; uncertainties related to conducting business in foreign countries; public perception of nuclear energy generally; changes in applicable laws, regulations, governmental policies, or regulatory interpretations, including those affecting the licensing, testing, manufacture, and commercialization of Lightbridge Fuel; changes in the political environment; development and utilization of, and challenges to, Lightbridge’s intellectual property domestically and abroad; the volatility of the trading price of Lightbridge’s securities and the potential for purchasers of its securities to incur substantial losses; and other factors described in Lightbridge’s filings with the Securities and Exchange Commission (the “SEC”). Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as a result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in its other filings with the SEC, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements,” all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (347) 947-2093

ir@ltbridge.com

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